UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2009, Heath G. Schiesser, President and Chief Executive Officer of WellCare Health Plans, Inc. (the “Company”), informed the Board of Directors (the “Board”)  that he intends to resign from his current officer and director positions upon the appointment of a new President and Chief Executive Officer.    Mr. Schiesser intends to continue serving in his current roles until his Chief Executive Officer successor has been appointed.    The Board has formed a Committee on Leadership and Executive Succession, comprised of certain directors and a non-director executive officer, to focus on leadership transition at the Company.

Item 8.01.	Other Events.

A copy of the Company’s press release announcing Mr. Schiesser’s intentions and the formation of the Committee on Leadership and Executive Succession is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

99.1	Press Release of the Company issued June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: June 29, 2009	/s/ Heath G. Schiesser
Heath G. Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued June 29, 2009.